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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

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
                                                        State or Jurisdiction of
                                                            Incorporation or
                                                              Organization            % Owned
                                                              ------------            -------
Jefferson Smurfit Corporation (U.S.)                            Delaware                 100%
Smurfit Newsprint Corporation                                   Delaware                 100%
Packaging Unlimited, Inc.                                       Delaware                 100%
JSC International Sales, Inc.                                   Barbados                 100%
CCA de Baja California, S.A. de C.V.                          Mexico D.F.                100%
Jefferson Smurfit Finance Corporation                           Delaware                 100%
Groveton Paper Board, Inc.                                   New Hampshire             62.94%
JSC Brewton, Inc.                                               Delaware                 100%
Timber Capital Holdings LLC                                     Delaware                 100%
Timber Note Holdings LLC                                        Delaware                 100%
JSC Active Medical Management, Inc.                             Delaware                 100%
JSC Retiree Medical Management, Inc.                            Delaware                 100%
Wakecon Associates (Partnership)                             Massachusetts                50%
WCO Enterprises (Partnership)                                   Florida                   50%
CIMIC Packaging Paper Co. Ltd.                           British Virgin Islands         42.5%
Shanghai Smurfit/CIMIC Packaging Co., Ltd.                       China                  42.5%
Zhejiang CIMIC Nanyang Paper Products Co., Ltd.                  China                 19.55%
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